Exhibit 3.25

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:14 PM 02/07/2020
FILED 12:14 PM 02/07/2020
SR 20200903380 - File Number 7787770	CERTIFICATE OF FORMATION
OF
TALOS EXPLORATION LLC

This Certificate of Formation of Talos Exploration LLC (the “Company”), dated February 7, 2020, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.              Name. The name of the Company is Talos Exploration LLC.

2.               Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company
Corporation Trust Center

1209 Orange Street
Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the date first written above.

By:	/s/ William S. Moss III
Name: William S. Moss III Title: Authorized Person

State of Delaware
Secretary of State Division of Corporations Delivered 01:20 PM 02/28/2020 FILED 01:20 PM 02/28/2020	STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC LIMITED LIABILITY COMPANIES
SR 20201718433 - File Number 7787770
February 28, 2020

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned limited liability company executed the following Certificate of Merger:

1.          The name of the surviving limited liability company is "Talos Exploration LLC" (the “Surviving Company”), a limited liability company organized and existing under the DLLCA. The names of the limited liability companies being merged into the Surviving Company, each a limited liability company organized and existing under the DLLCA, are as follows:

Name	Name (continued)
ILXI Sales & Transport, LLC	ILX Prospect Jaws, LLC
ILXII Sales & Transport, LLC	ILX Prospect Longclaw, LLC
ILX Prospect Alfalfa South, LLC	ILX Prospect Marmalard, LLC
ILX Prospect Allyrion, LLC	ILX Prospect Maurepas, LLC
ILX Prospect Aqua Velva Man, LLC	ILX Prospect MC 79, LLC
ILX Prospect Barataria, LLC	ILX Prospect Moccasin, LLC
ILX Prospect BCG, LLC	ILX Prospect Niedermeyer, LLC
ILX Prospect Beta, LLC	ILX Prospect Odd Job, LLC
ILX Prospect Blutarsky, LLC	ILX Prospect Ourse, LLC
ILX Prospect Caddis, LLC	ILX Prospect Ponchatoula, LLC
ILX Prospect Cayenne, LLC	ILX Prospect Rockefeller, LLC
ILX Prospect Claiborne, LLC	ILX Prospect Serpent, LLC
ILX Prospect Coq au Vin, LLC	ILX Prospect South Santa Cruz, LLC
ILX Prospect Cornius, LLC	ILX Prospect Tchoupitoulas, LLC
ILX Prospect Crown & Anchor, LLC	ILX Prospect Telluride, LLC
ILX Prospect Dantzler, LLC	ILX Prospect Zephyrus, LLC
ILX Prospect Diller, LLC	ILX Prospective Leases, LLC
ILX Prospect Doberge, LLC	ILX Prospective Leases II, LLC
ILX Prospect Hammer, LLC

2.           The Agreement and Plan of Merger between the constituent limited liability companies (the “Agreement of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

3.           The name of the Surviving Company is “Talos Exploration LLC”.

4.          The merger is to become effective upon the filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware.

5.           The executed Agreement of Merger is on file at 333 Clay Street, Suite 3300, Houston, Texas 77002, a place of business of the Surviving Company.

6.           A copy of the Agreement of Merger will be furnished by the Surviving Company on request, without cost, to any member of the constituent limited liability companies.

(Signature Page Follows)

IN WITNESS WHEREOF, the Surviving Company has caused this Certificate of Merger to be signed by an authorized person as of the date first written above.

TALOS EXPLORATION LLC

By:	/s/ William S. Moss III
Name: Title:	William S. Moss III Executive Vice President, General Counsel and Secretary

Signature Page to Certificate of Merger